Exhibit 99.1

CONTACTS:	Vernon L. Patterson	William C. Murschel
	Analyst	Media
	216.689.0520	216.828.7416
	Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

INVESTOR		KEY MEDIA
RELATIONS: www.Key.com/ir		NEWSROOM: www.Key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS FIRST QUARTER 2007 EARNINGS
w	McDonald Investments branch network sale completed

w	Securities portfolio repositioned
          CLEVELAND, April 17, 2007 – KeyCorp (NYSE: KEY) today announced first quarter income from continuing operations of $358 million, or $0.89 per diluted common share. This compares to income from continuing operations – before the cumulative effect of an accounting change – of $274 million, or $0.66 per share, for the first quarter of 2006 and income from continuing operations of $311 million, or $0.76 per share, for the fourth quarter of 2006.
          Net income totaled $350 million, or $0.87 per diluted common share, for the first quarter of 2007, compared to net income of $289 million, or $0.70 per share, for the first quarter of 2006 and $146 million, or $0.36 per share, for the fourth quarter of 2006.
          The following table shows Key’s continuing and discontinued operating results for the three-month periods ended March 31, 2007, December 31, 2006, and March 31, 2006.
Results of Operations

	Three months ended
in millions, except per share amounts	3-31-07	12-31-06	3-31-06

Summary of operations
Income from continuing operations before cumulative effect of accounting change	$358	$311	$274
Income (loss) from discontinued operations, net of taxes	(8)	(165)[a]	10
Cumulative effect of accounting change, net of taxes	—	—	5

Net income	$350	$146	$289

Per common share — assuming dilution [b]
Income from continuing operations before cumulative effect of accounting change	$.89	$.76	$.66
Income (loss) from discontinued operations	(.02)	(.40)[a]	.02
Cumulative effect of accounting change	—	—	.01

Net income	$.87	$.36	$.70

(a)	Includes a net after-tax charge of $165 million, or $.40 per share, consisting of: (1) a $170 million, or $.42 per share, write-off of goodwill associated with Key’s 1997 acquisition of Champion and (2) a net after-tax credit of $5 million, or $.01 per share, from the net gain on sale of the Champion Mortgage loan portfolio and disposal transaction costs.

(b)	Earnings per share may not foot due to rounding.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

     In February, Key sold the McDonald Investments branch network. First quarter results were also impacted by actions taken to reposition the securities portfolio. In March, Key sold $2.4 billion of shorter-maturity, agency-issued collateralized mortgage obligations and reinvested the proceeds in agency-issued securities with higher yields and longer expected average maturities. Key continues to maintain a relatively neutral exposure to changes in near-term interest rates. Neither funding nor capital levels were affected materially by this portfolio repositioning. In addition, as previously disclosed, Key recorded a gain from the settlement of the automobile residual value insurance litigation during the current quarter.
     The following Summary of Operations shows Key’s results for the first quarter of 2007 as reported and on an adjusted basis after excluding the McDonald Investments branch network, the loss resulting from the repositioning of the securities portfolio and the gain associated with the litigation settlement.
Summary of Operations

		McDonald
	1Q07	Investments	Other	1Q07
in millions, except per share amounts	As Reported	Branch Network [a]	Adjustments [b]	Adjusted Basis

Net interest income (TE)	$700	$(3)	—	$697
Noninterest income	654	(190)	$23	487

Total revenue (TE)	1,354	(193)	23	1,184
Provision for loan losses	44	—	—	44
Personnel expense	428	(15)	—	413
Nonpersonnel expense	356	(19)	—	337

Income from continuing operations before income taxes (TE)	526	(159)	23	390
Income taxes and TE adjustments	168	(60)	9	117

Income from continuing operations	358	(99)	14	273
Loss from discontinued operations, net of taxes	(8)	—	—	(8)

Net income	$350	$(99)	$14	$265

Diluted earnings per common share
Income from continuing operations	$.89	$(.25)	$.04	$.68
Net income	.87	(.25)	.04	.66

(a)	Adjustments reflect the financial effect of the McDonald Investments branch network, including a $171 million gain resulting from the February 9 sale, on Key’s results for the first quarter of 2007.

(b)	Adjustments include a loss of $49 million ($31 million after tax, $.08 per diluted common share) from the repositioning of the securities portfolio and a gain of $26 million ($17 million after tax, $.04 per diluted common share) from the settlement of the automobile residual value insurance litigation.

TE = Taxable Equivalent
          “The first quarter sales of the McDonald Investments branch network and the Champion Mortgage loan origination platform improve our risk profile and focus on the company’s core relationship businesses,” said Chairman and Chief Executive Officer Henry L. Meyer III. “During the quarter, we also repositioned the securities portfolio to respond to changing market conditions. We expect this change to enhance the company’s future performance, particularly in the event of a decline in interest rates.
          “The current rate environment has continued to pressure Key’s net interest margin and, although asset quality has declined slightly from a year ago, it is still very good compared to historical measures. We also are pleased to have resolved the automobile residual value insurance litigation during the first quarter.”
          Based on adjusted earnings of $0.68 per share for the first quarter, the company expects earnings to be in the range of $2.80 to $2.95 per share for the full year.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

SUMMARY OF CONTINUING OPERATIONS
          Taxable-equivalent net interest income was $700 million for the first quarter of 2007, compared to $722 million for the year-ago quarter. Key’s net interest margin for the current quarter declined to 3.50% from 3.72% for the first three months of 2006. The reductions in net interest income and the net interest margin were due to tighter interest rate spreads on deposits caused by a continuation of the inverted yield curve, and a continued shift in deposit mix from transaction accounts and money market deposit accounts to higher-cost certificates of deposit. Additionally, as part of the sale of the McDonald Investments branch network, Key transferred approximately $1.3 billion of money market deposit accounts to the buyer. Average earning assets were up 3% from the year-ago quarter, due primarily to an increase in commercial loans.
          Compared to the fourth quarter of 2006, taxable-equivalent net interest income decreased by $44 million and the net interest margin declined by 16 basis points. During the fourth quarter of 2006, Key’s net interest margin benefited from a $16 million lease accounting adjustment resulting from a change in effective state tax rates, and an $8 million principal investing distribution received in the form of a dividend. These two items added approximately 12 basis points to the taxable-equivalent net interest margin for the fourth quarter. The level of average earning assets decreased slightly due to the annual securitization of education loans completed in the fourth quarter of 2006.
          Excluding the $171 million gain associated with the sale of the McDonald Investments branch network, the $49 million loss recorded in connection with the repositioning of the securities portfolio and the $26 million gain from the settlement of the automobile residual value insurance litigation, Key’s noninterest income was $506 million for the first quarter of 2007, compared to $481 million for the year-ago quarter. A $32 million improvement in principal investing results accounted for the increase. Income from investment banking and capital markets activities was down due to a $25 million gain recorded in the first quarter of 2006 from the initial public offering completed by the New York Stock Exchange.
          Compared to the fourth quarter of 2006, adjusted noninterest income decreased by $52 million. Normal seasonal fluctuations and the McDonald sale caused reductions in several components of noninterest income. These reductions were moderated by higher net gains from principal investing. Additionally, results for the fourth quarter of 2006 included a $24 million charge to miscellaneous income recorded in connection with the redemption of certain trust preferred securities.
          Key’s noninterest expense for the first quarter of 2007 was $784 million, compared to $752 million for the same period last year. Personnel expense rose by $28 million, due to higher salaries expense and stock-based compensation. Nonpersonnel expense was up $4 million, due to additional costs incurred in connection with the sale of the McDonald Investments branch network. These additional costs were offset in part by an $8 million reduction in Key’s liability for credit losses on lending-related commitments recorded during the first quarter.
          Compared to the fourth quarter of 2006, noninterest expense decreased by $25 million. Reductions in personnel expense, marketing expense, professional fees and net occupancy expense were offset in part by higher franchise taxes. In the fourth quarter of 2006, Key’s franchise taxes were a credit of $7 million as a result of settlements reached with regard to disputed amounts.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

ASSET QUALITY
          Key’s provision for loan losses from continuing operations was $44 million for the first quarter of 2007, compared to $39 million for the year-ago quarter and $53 million for the fourth quarter of 2006.
          Net loan charge-offs for the quarter totaled $44 million, or 0.27% of average loans from continuing operations, compared to $39 million, or 0.24%, for the same period last year and $54 million, or 0.33%, for the previous quarter.
          At March 31, 2007, Key’s nonperforming loans totaled $254 million and represented 0.39% of period-end portfolio loans, compared to 0.33% at December 31, 2006, and 0.44% at March 31, 2006. At March 31, 2007, nonperforming assets totaled $353 million and represented 0.54% of portfolio loans, other real estate owned and other nonperforming assets, compared to 0.41% at December 31, 2006, and 0.48% at March 31, 2006. The increase in nonperforming assets during the first quarter of 2007 reflected a higher level of nonperforming credits in the Equipment Finance line of business. In addition, Key placed a real estate-related investment in Key’s Private Equity unit within the Real Estate Capital line of business on nonperforming status.
          Key’s allowance for loan losses was $944 million, or 1.44% of loans outstanding, at March 31, 2007, compared to $944 million, or 1.43%, at December 31, 2006, and $966 million, or 1.44%, at March 31, 2006.
CAPITAL
     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2007. Key’s tangible equity to tangible assets ratio was 6.97% at quarter end, compared to 7.01% at December 31, 2006, and 6.71% at March 31, 2006.
     Key repurchased 8.0 million of its common shares and reissued 3.3 million shares under employee benefit and dividend reinvestment plans during the first quarter of 2007. At March 31, 2007, Key had 22.0 million common shares remaining for repurchase under the current authorization.
     Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.
Summary of Changes in Common Shares Outstanding

in thousands	1Q07	4Q06	3Q06	2Q06	1Q06

Shares outstanding at beginning of period	399,153	402,748	402,672	405,273	406,624
Issuance of shares under employee benefit and dividend reinvestment plans	3,330	1,405	2,576	1,399	4,649
Repurchase of common shares	(8,000)	(5,000)	(2,500)	(4,000)	(6,000)

Shares outstanding at end of period	394,483	399,153	402,748	402,672	405,273

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

LINE OF BUSINESS RESULTS
          The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and income from continuing operations for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release. Key’s line of business results for all periods presented reflect a new organizational structure that took effect January 1, 2007.
Major Business Groups

				Percent change 1Q07 vs.
dollars in millions	1Q07	4Q06	1Q06	4Q06	1Q06

Revenue from continuing operations (TE)
Community Banking	$800	$670	$650	19.4%	23.1%
National Banking	605	678	584	(10.8)	3.6
Other Segments	(20)	(11)	(7)	(81.8)	(185.7)

Total Segments	1,385	1,337	1,227	3.6	12.9
Reconciling Items	(31)	(35)	(24)	11.4	(29.2)

Total	$1,354	$1,302	$1,203	4.0%	12.6%

Income (loss) from continuing operations				`
Community Banking	$198	$97	$103	104.1%	92.2%
National Banking	163	199	171	(18.1)	(4.7)
Other Segments	(9)	2	—	N/M	N/M

Total Segments	352	298	274	18.1	28.5
Reconciling Items	6	13	—	(53.8)	N/M

Total	$358	$311	$274	15.1%	30.7%

TE = Taxable Equivalent, N/M = Not Meaningful
Community Banking

				Percent change 1Q07 vs.
dollars in millions	1Q07	4Q06	1Q06	4Q06	1Q06

Summary of operations
Net interest income (TE)	$418	$438	$429	(4.6)%	(2.6)%
Noninterest income	382	232	221	64.7	72.9

Total revenue (TE)	800	670	650	19.4	23.1
Provision for loan losses	14	23	29	(39.1)	(51.7)
Noninterest expense	469	492	456	(4.7)	2.9

Income before income taxes (TE)	317	155	165	104.5	92.1
Allocated income taxes and TE adjustments	119	58	62	105.2	91.9

Net income	$198	$97	$103	104.1%	92.2%

Percent of consolidated income from continuing operations	55%	31%	38%	N/A	N/A

Average balances
Loans and leases	$26,426	$26,667	$26,765	(.9)%	(1.3)%
Total assets	29,240	29,616	29,817	(1.3)	(1.9)
Deposits	46,581	47,383	45,830	(1.7)	1.6

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Additional Community Banking Data

				Percent change 1Q07 vs.
dollars in millions	1Q07	4Q06	1Q06	4Q06	1Q06

Average deposits outstanding
Noninterest-bearing	$7,737	$8,083	$8,097	(4.3)%	(4.4)%
Money market deposit accounts and other savings	21,257	22,238	21,978	(4.4)	(3.3)
Time	17,587	17,062	15,755	3.1	11.6

Total deposits	$46,581	$47,383	$45,830	(1.7)%	1.6%

Home equity loans
Average balance	$9,677	$9,881	$10,151
Weighted-average loan-to-value ratio	70%	70%	70%
Percent first lien positions	59	59	61

Other data
On-line households / household penetration	687,263/53%	682,955/53%	631,523/51%
Branches	950	950	945
Automated teller machines	1,447	2,050	2,169

Community Banking Summary of Operations
          Net income for Community Banking was $198 million for the first quarter of 2007, up from $103 million for the year-ago quarter. The improvement was attributable primarily to growth in noninterest income resulting from the gain associated with the sale of the McDonald Investments branch network during the first quarter of 2007. In addition, Community Banking experienced a lower provision for loan losses. The positive effects of these items were offset in part by a decrease in net interest income and higher noninterest expense.
          Taxable-equivalent net interest income decreased by $11 million, or 3%, from the first quarter of 2006. The decrease was attributable to a reduction in, and a tighter interest rate spread on, average earning assets, along with a continued shift from transaction accounts and money market deposit accounts to higher-cost certificates of deposit.
          Excluding the $171 million gain associated with the sale of the McDonald Investments branch network, noninterest income decreased by $10 million, or 5%, from the year-ago quarter. A reduction in brokerage commissions caused by the McDonald sale was offset in part by an increase in service charges on deposit accounts.
          The provision for loan losses decreased by $15 million, or 52%, as a result of lower net loan charge-offs and an improved credit risk profile.
          Noninterest expense grew by $13 million, or 3%, reflecting additional costs incurred in connection with the McDonald sale. Personnel expense and net occupancy expense also contributed to the growth.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

National Banking

				Percent change 1Q07 vs.
dollars in millions	1Q07	4Q06	1Q06	4Q06	1Q06

Summary of operations
Net interest income (TE)	$341	$366	$347	(6.8)%	(1.7)%
Noninterest income	264	312	237	(15.4)	11.4

Total revenue (TE)	605	678	584	(10.8)	3.6
Provision for loan losses	30	30	10	—	200.0
Noninterest expense	314	330	300	(4.8)	4.7

Income from continuing operations before income taxes (TE)	261	318	274	(17.9)	(4.7)
Allocated income taxes and TE adjustments	98	119	103	(17.6)	(4.9)

Income from continuing operations	163	199	171	(18.1)	(4.7)
Income (loss) from discontinued operations, net of taxes	(8)	(165)	10	95.2	N/M

Net income	$155	$34	$181	355.9%	(14.4)%

Percent of consolidated income from continuing operations	46%	64%	62%	N/A	N/A

Average balances from continuing operations
Loans and leases	$38,869	$38,498	$37,046	1.0%	4.9%
Loans held for sale	3,917	4,521	3,683	(13.4)	6.4
Total assets	48,480	49,135	46,786	(1.3)	3.6
Deposits	11,231	11,839	9,952	(5.1)	12.9

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable
National Banking Summary of Continuing Operations
          Income from continuing operations for National Banking was $163 million for the first quarter of 2007, compared to $171 million for the same period last year. A decrease in net interest income, along with increases in the provision for loan losses and noninterest expense, accounted for the reduction and more than offset an increase in noninterest income.
          Taxable-equivalent net interest income decreased by $6 million, or 2%, from the first quarter of 2006, due primarily to a tighter interest rate spread on average earning assets.
          Noninterest income for the first quarter of 2007 included a $26 million gain from the settlement of the automobile residual value insurance litigation. In the first quarter of 2006, income from investment banking and capital markets activities included a $25 million gain from the initial public offering completed by the New York Stock Exchange. Excluding these gains, noninterest income increased by $26 million, or 12%, from the first quarter of 2006. Higher income from operating leases, trust and investment services, and investment banking and capital markets activities drove the improvement.
          The provision for loan losses rose by $20 million, reflecting a higher level of net loan charge-offs.
          Noninterest expense grew by $14 million, or 5%, due to increases in personnel expense and costs associated with operating leases. These increases were partially offset by decreases in a variety of other expense categories.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Other Segments
     Other segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated a net loss of $9 million for the first quarter of 2007, compared to net income of less than $1 million for the same period last year. A $49 million loss recorded in the current quarter in connection with the repositioning of the securities portfolio was offset in part by a $32 million improvement in principal investing results.
Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.
Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties).
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets provides products and services to large corporations, middle-market companies, financial institutions, government entities and not-for-profit organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.
Through its Victory Capital Management unit, Institutional and Capital Markets also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
Consumer Finance includes Indirect Lending, Commercial Floor Plan Lending, Home Equity Services and Business Services.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Indirect Lending offers loans to consumers through dealers. This business unit also provides federal and private education loans to students and their parents, and processes payments on loans that private schools make to parents.
Commercial Floor Plan Lending finances inventory for automobile and marine dealers.
Home Equity Services works with home improvement contractors to provide home equity and home improvement financing solutions.
Business Services provides payroll processing solutions for businesses of all sizes.
          Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $93 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 950 branches and additional offices; a network of 1,447 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, https://www.Key.com/,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.Key.com/ir at 9:00 a.m. ET, on Tuesday, April 17, 2007. An audio replay of the call will be available through April 24.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at https://www.Key.com/newsroom.

This news release contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (4) increased competitive pressure among financial services companies; (5) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (6) consummation of significant business combinations or divestitures; (7) operational or risk management failures due to technological or other factors; (8) heightened regulatory practices, requirements or expectations; (9) new legal obligations or liabilities or unfavorable resolution of litigation; (10) adverse capital markets conditions; (11) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (12) changes in accounting or tax practices or requirements. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.
###

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	3-31-07	12-31-06	3-31-06

Summary of operations
Net interest income (TE)	$700	$744	$722
Noninterest income	654	558	481

Total revenue (TE)	1,354	1,302	1,203
Provision for loan losses	44	53	39
Noninterest expense	784	809	752
Income from continuing operations before cumulative effect of accounting change	358	311	274
Income (loss) from discontinued operations, net of taxes	(8)	(165)	10
Net income	350	146	289

Per common share
Income from continuing operations before cumulative effect of accounting change	$.90	$.77	$.67
Income from continuing operations before cumulative effect of accounting change — assuming dilution	.89	.76	.66
Income (loss) from discontinued operations	(.02)	(.41)	.02
Income (loss) from discontinued operations — assuming dilution	(.02)	(.40)	.02
Net income	.88	.36	.71
Net income — assuming dilution	.87	.36	.70
Cash dividends declared	.365	.345	.345
Book value at period end	19.57	19.30	18.85
Market price at period end	37.47	38.03	36.80

Performance ratios — from continuing operations
Return on average total assets	1.58%	1.33%	1.23%
Return on average equity	19.06	15.63	14.67
Net interest margin (TE)	3.50	3.66	3.72

Performance ratios — from consolidated operations
Return on average total assets	1.54%	.61%	1.26%
Return on average equity	18.63	7.34	15.48
Net interest margin (TE)	3.51	3.69	3.77

Capital ratios at period end
Equity to assets	8.28%	8.34%	8.18%
Tangible equity to tangible assets	6.97	7.01	6.71
Tier 1 risk-based capital [a]	8.14	8.24	7.64
Total risk-based capital [a]	12.29	12.43	11.91
Leverage [a]	9.20	8.98	8.52

Asset quality
Net loan charge-offs	$44	$54	$39
Net loan charge-offs to average loans from continuing operations	.27%	.33%	.24%
Allowance for loan losses	$944	$944	$966
Allowance for loan losses to period-end loans	1.44%	1.43%	1.44%
Allowance for loan losses to nonperforming loans	371.65	439.07	327.46
Nonperforming loans at period end	$254	$215	$295
Nonperforming assets at period end	353	273	320
Nonperforming loans to period-end portfolio loans	.39%	.33%	.44%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.54	.41	.48

Trust and brokerage assets
Assets under management	$82,388	$84,699	$79,558
Nonmanaged and brokerage assets [b]	32,838	56,292	56,944

Other data
Average full-time equivalent employees	19,801	20,100	19,694
Branches	950	950	945

Taxable-equivalent adjustment	$21	$32	$28

(a)	3-31-07 ratio is estimated.

(b)	On February 9, 2007, Key sold the McDonald Investments branch network.

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Consolidated Balance Sheets
(dollars in millions)

	3-31-07	12-31-06	3-31-06
Assets
Loans	$65,711	$65,826	$66,980
Loans held for sale	4,175	3,637	3,631
Investment securities	38	41	46
Securities available for sale	7,789	7,827	7,086
Short-term investments	2,084	1,407	1,974
Other investments	1,466	1,352	1,370

Total earning assets	81,263	80,090	81,087
Allowance for loan losses	(944)	(944)	(966)
Cash and due from banks	2,052	2,264	2,486
Premises and equipment	590	595	564
Operating lease assets	1,074	1,124	969
Goodwill	1,202	1,202	1,355
Other intangible assets	115	120	120
Corporate-owned life insurance	2,805	2,782	2,711
Derivative assets	1,132	1,091	947
Accrued income and other assets	3,930	4,013	4,118

Total assets	$93,219	$92,337	$93,391

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$23,317	$24,340	$25,271
Savings deposits	1,654	1,642	1,850
Certificates of deposit ($100,000 or more)	6,094	5,941	5,411
Other time deposits	12,086	11,956	11,364

Total interest-bearing	43,151	43,879	43,896
Noninterest-bearing	13,473	13,553	12,748
Deposits in foreign office — interest-bearing	3,149	1,684	2,758

Total deposits	59,773	59,116	59,402
Federal funds purchased and securities sold under repurchase agreements	5,770	3,643	3,511
Bank notes and other short-term borrowings	1,108	1,192	2,508
Derivative liabilities	870	922	1,048
Accrued expense and other liabilities	4,918	5,228	5,252
Long-term debt	13,061	14,533	14,032

Total liabilities	85,500	84,634	85,753

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,614	1,602	1,535
Retained earnings	8,528	8,377	8,031
Treasury stock, at cost	(2,801)	(2,584)	(2,299)
Accumulated other comprehensive loss	(114)	(184)	(121)

Total shareholders’ equity	7,719	7,703	7,638

Total liabilities and shareholders’ equity	$93,219	$92,337	$93,391

Common shares outstanding (000)	394,483	399,153	405,273

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended
	3-31-07	12-31-06	3-31-06

Interest income
Loans	$1,161	$1,187	$1,060
Loans held for sale	75	90	68
Investment securities	1	—	—
Securities available for sale	100	96	83
Short-term investments	18	16	15
Other investments	13	24	25

Total interest income	1,368	1,413	1,251

Interest expense
Deposits	433	440	330
Federal funds purchased and securities sold under repurchase agreements	49	37	20
Bank notes and other short-term borrowings	11	19	24
Long-term debt	196	205	183

Total interest expense	689	701	557

Net interest income	679	712	694
Provision for loan losses	44	53	39

Net interest income after provision for loan losses	635	659	655

Noninterest income
Trust and investment services income	125	142	135
Service charges on deposit accounts	75	77	72
Investment banking and capital markets income	44	69	60
Operating lease income	64	63	52
Letter of credit and loan fees	38	55	40
Corporate-owned life insurance income	25	31	25
Electronic banking fees	24	27	24
Net gains from loan securitizations and sales	9	42	10
Net securities gains (losses)	(47)	3	1
Gain on sale of McDonald Investments branch network	171	—	—
Other income	126	49	62

Total noninterest income	654	558	481

Noninterest expense
Personnel	428	447	400
Net occupancy	63	68	61
Computer processing	51	55	56
Operating lease expense	52	50	41
Professional fees	26	33	33
Equipment	25	24	26
Marketing	19	27	15
Other expense	120	105	120

Total noninterest expense	784	809	752

Income from continuing operations before income taxes and cumulative effect of accounting change	505	408	384
Income taxes	147	97	110

Income from continuing operations before cumulative effect of accounting change	358	311	274
Income (loss) from discontinued operations, net of taxes	(8)	(165)	10

Income before cumulative effect of accounting change	350	146	284
Cumulative effect of change in accounting for forfeited stock-based awards, net of taxes	—	—	5

Net income	$350	$146	$289

Per common share:
Income from continuing operations before cumulative effect of accounting change	$.90	$.77	$.67
Income before cumulative effect of accounting change	.88	.36	.70
Net income	.88	.36	.71

Per common share — assuming dilution:
Income from continuing operations before cumulative effect of accounting change	$.89	$.76	$.66
Income before cumulative effect of accounting change	.87	.36	.69
Net income	.87	.36	.70

Cash dividends declared per common share	$.365	$.345	$.345

Weighted-average common shares outstanding (000)	397,875	402,329	407,386
Weighted-average common shares and potential common shares outstanding (000)	403,478	407,828	413,140

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	First Quarter 2007			Fourth Quarter 2006			First Quarter 2006
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Assets
Loans: [a,b]
Commercial, financial and agricultural	$21,562	$392	7.38%	$21,384	$400	7.42%	$21,720	$357	6.66%
Real estate — commercial mortgage	8,426	163	7.83	8,399	167	7.86	8,089	144	7.23
Real estate — construction	8,227	166	8.20	8,347	174	8.25	7,312	138	7.66
Commercial lease financing	10,094	146	5.78	9,891	160	6.47	9,581	143	5.98

Total commercial loans	48,309	867	7.26	48,021	901	7.44	46,702	782	6.78
Real estate — residential	1,444	24	6.60	1,428	24	6.59	1,450	23	6.33
Home equity	10,706	191	7.22	10,896	197	7.22	10,971	184	6.82
Consumer — direct	1,450	36	10.15	1,557	34	8.63	1,730	41	9.66
Consumer — indirect	3,760	64	6.79	3,671	62	6.85	3,367	57	6.66

Total consumer loans	17,360	315	7.32	17,552	317	7.21	17,518	305	7.03

Total loans	65,669	1,182	7.28	65,573	1,218	7.38	64,220	1,087	6.85
Loans held for sale	3,940	75	7.70	4,547	90	7.86	3,692	68	7.44
Investment securities [a]	39	1	7.21	38	1	7.68	61	1	6.34
Securities available for sale [c]	7,548	100	5.27	7,765	96	4.88	7,148	83	4.61
Short-term investments	1,607	18	4.55	1,584	16	4.04	1,746	15	3.61
Other investments [c]	1,400	13	3.65	1,351	24	6.76	1,336	25	7.13

Total earning assets	80,203	1,389	6.99	80,858	1,445	7.09	78,203	1,279	6.60
Allowance for loan losses	(942)			(941)			(958)
Accrued income and other assets	12,835			13,129			12,998

Total assets	$92,096			$93,046			$90,243

Liabilities
NOW and money market deposit accounts	$23,424	177	3.06	$25,136	198	3.13	$24,452	145	2.40
Savings deposits	1,629	1	.19	1,651	1	.19	1,812	1	.32
Certificates of deposit ($100,000 or more) [d]	6,151	76	5.03	6,013	75	4.93	5,407	58	4.34
Other time deposits	12,063	138	4.64	11,921	136	4.50	11,282	104	3.73
Deposits in foreign office [e]	3,258	41	5.12	2,245	30	5.55	2,030	22	4.40

Total interest-bearing deposits	46,525	433	3.77	46,966	440	3.72	44,983	330	2.97
Federal funds purchased and securities sold under repurchase agreements [e]	3,903	49	5.04	2,816	37	5.21	2,025	20	3.98
Bank notes and other short-term borrowings	1,113	11	3.98	1,814	19	4.17	2,550	24	3.89
Long-term debt [d,e]	13,617	196	5.90	14,092	205	5.80	13,991	183	5.27

Total interest-bearing liabilities	65,158	689	4.29	65,688	701	4.24	63,549	557	3.55

Noninterest-bearing deposits	13,237			13,424			12,692
Accrued expense and other liabilities	6,083			6,041			6,429

Total liabilities	84,478			85,153			82,670
Shareholders’ equity	7,618			7,893			7,573

Total liabilities and shareholders’ equity	$92,096			$93,046			$90,243

Interest rate spread (TE)			2.70%			2.85%			3.05%

Net interest income (TE) and net interest margin (TE)		700	3.50%		744	3.66%		722	3.72%

TE adjustment [a]		21			32			28

Net interest income, GAAP basis		$679			$712			$694

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

(e)	Results from continuing operations exclude the dollar amount of liabilities assumed necessary to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which also is excluded from continuing operations, was calculated using a matched funds transfer pricing methodology.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Noninterest Income
(in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Trust and investment services income [a]	$125	$142	$135
Service charges on deposit accounts	75	77	72
Investment banking and capital markets income [a]	44	69	60
Operating lease income	64	63	52
Letter of credit and loan fees	38	55	40
Corporate-owned life insurance income	25	31	25
Electronic banking fees	24	27	24
Net gains from loan securitizations and sales	9	42	10
Net securities gains (losses)	(47)	3	1
Gain on sale of McDonald Investments branch network	171	—	—
Other income:
Insurance income	14	15	14
Loan securitization servicing fees	5	5	5
Credit card fees	3	3	3
Net gains (losses) from principal investing	29	5	(3)
Miscellaneous income	75	21	43

Total other income	126	49	62

Total noninterest income	$654	$558	$481

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Brokerage commissions and fee income	$40	$58	$62
Personal asset management and custody fees	40	40	39
Institutional asset management and custody fees	45	44	34

Total trust and investment services income	$125	$142	$135

Investment Banking and Capital Markets Income
(in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Investment banking income	$21	$43	$22
Dealer trading and derivatives income	8	10	7
Income from other investments	5	6	21
Foreign exchange income	10	10	10

Total investment banking and capital markets income	$44	$69	$60

KeyCorp Reports First Quarter 2007 Earnings April 17, 2007 Page 15
Noninterest Expense
(dollars in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Personnel [a]	$428	$447	$400
Net occupancy	63	68	61
Computer processing	51	55	56
Operating lease expense	52	50	41
Professional fees	26	33	33
Equipment	25	24	26
Marketing	19	27	15
Other expense:
Postage and delivery	12	12	13
Franchise and business taxes	9	(7)	10
Telecommunications	7	7	7
Credit for losses on lending-related commitments	(8)	(6)	—
Miscellaneous expense	100	99	90

Total other expense	120	105	120

Total noninterest expense	$784	$809	$752

Average full-time equivalent employees	19,801	20,100	19,694

(a)	Additional detail provided in table below.
Personnel Expense
(in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Salaries	$245	$238	$229
Incentive compensation	75	120	77
Employee benefits	82	64	80
Stock-based compensation	24	17	14
Severance	2	8	—

Total personnel expense	$428	$447	$400

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Loan Composition
(dollars in millions)

				Percent change 3-31-07 vs.
	3-31-07	12-31-06	3-31-06	12-31-06	3-31-06

Commercial, financial and agricultural	$21,476	$21,412	$21,681	.3%	(.9)%
Commercial real estate:
Commercial mortgage	8,519	8,426	8,145	1.1	4.6
Construction	8,355	8,209	7,507	1.8	11.3

Total commercial real estate loans	16,874	16,635	15,652	1.4	7.8
Commercial lease financing	10,036	10,259	9,668	(2.2)	3.8

Total commercial loans	48,386	48,306	47,001	.2	2.9
Real estate — residential mortgage	1,440	1,442	1,435	(.1)	.3
Home equity [a]	10,669	10,826	13,429	(1.5)	(20.6)
Consumer — direct	1,375	1,536	1,691	(10.5)	(18.7)
Consumer — indirect:
Marine	3,203	3,077	2,804	4.1	14.2
Other	638	639	620	(.2)	2.9

Total consumer — indirect loans	3,841	3,716	3,424	3.4	12.2

Total consumer loans	17,325	17,520	19,979	(1.1)	(13.3)

Total loans	$65,711	$65,826	$66,980	(.2)%	(1.9)%

(a)	On August 1, 2006, Key transferred $2.5 billion of home equity loans from the loan portfolio to loans held for sale in connection with the November 2006 sale of the Champion Mortgage loan portfolio.
Loans Held for Sale Composition
(dollars in millions)

				Percent change 3-31-07 vs.
	3-31-07	12-31-06	3-31-06	12-31-06	3-31-06

Commercial, financial and agricultural	$68	$47	$189	44.7%	(64.0)%
Real estate — commercial mortgage	1,224	946	411	29.4	197.8
Real estate — construction	163	36	62	352.8	162.9
Commercial lease financing	1	3	4	(66.7)	(75.0)
Real estate — residential mortgage	26	21	14	23.8	85.7
Home equity	—	180	1	(100.0)	(100.0)
Education	2,681	2,390	2,930	12.2	(8.5)
Automobile	12	14	20	(14.3)	(40.0)

Total loans held for sale	$4,175	$3,637	$3,631	14.8%	15.0%

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Average loans outstanding from continuing operations	$65,669	$65,573	$64,220

Allowance for loan losses at beginning of period	$944	$944	$966
Loans charged off:
Commercial, financial and agricultural	17	18	24

Real estate — commercial mortgage	6	15	3
Real estate — construction	1	1	2

Total commercial real estate loans	7	16	5
Commercial lease financing	13	13	6

Total commercial loans	37	47	35
Real estate — residential mortgage	1	2	1
Home equity	8	8	8
Consumer — direct	7	7	10
Consumer — indirect	11	10	11

Total consumer loans	27	27	30

	64	74	65

Recoveries:
Commercial, financial and agricultural	7	7	12

Real estate — commercial mortgage	3	2	1
Commercial lease financing	3	4	5

Total commercial loans	13	13	18
Home equity	1	2	2
Consumer — direct	2	2	2
Consumer — indirect	4	3	4

Total consumer loans	7	7	8

	20	20	26

Net loan charge-offs	(44)	(54)	(39)
Provision for loan losses from continuing operations	44	53	39
Foreign currency translation adjustment	—	1	—

Allowance for loan losses at end of period	$944	$944	$966

Net loan charge-offs to average loans from continuing operations	.27%	.33%	.24%
Allowance for loan losses to period-end loans	1.44	1.43	1.44
Allowance for loan losses to nonperforming loans	371.65	439.07	327.46

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Changes in Liability for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended
	3-31-07	12-31-06	3-31-06

Balance at beginning of period	$53	$59	$59
Credit for losses on lending- related commitments	(8)	(6)	—

Balance at end of period [a]	$45	$53	$59

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	3-31-07	12-31-06	9-30-06	6-30-06	3-31-06

Commercial, financial and agricultural	$70	$38	$42	$76	$68

Real estate — commercial mortgage	44	48	36	35	37
Real estate — construction	10	10	37	4	4

Total commercial real estate loans	54	58	73	39	41
Commercial lease financing	31	22	20	29	29

Total commercial loans	155	118	135	144	138
Real estate — residential mortgage	32	34	34	36	48
Home equity [b]	52	50	46	90	97
Consumer — direct	2	2	2	3	6
Consumer — indirect	13	11	6	6	6

Total consumer loans	99	97	88	135	157

Total nonperforming loans	254	215	223	279	295

Nonperforming loans held for sale [b]	3	3	56	1	2

OREO	42	57	52	26	21
Allowance for OREO losses	(2)	(3)	(3)	(1)	(1)

OREO, net of allowance	40	54	49	25	20

Other nonperforming assets	56 [c]	1	1	3	3

Total nonperforming assets	$353	$273	$329	$308	$320

Accruing loans past due 90 days or more	$146	$120	$125	$119	$107
Accruing loans past due 30 through 89 days	626	644	715	600	498
Nonperforming loans to period-end portfolio loans	.39%	.33%	.34%	.41%	.44%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.54	.41	.50	.46	.48
Summary of Changes in Nonperforming Loans
(in millions)

	1Q07	4Q06	3Q06	2Q06	1Q06

Balance at beginning of period	$215	$223	$279	$295	$277
Loans placed on nonaccrual status	129	115	134	98	100
Charge-offs	(61)	(74)	(70)	(59)	(65)
Loans sold	—	(5)	(22)	(6)	(2)
Payments	(7)	(23)	(43)	(45)	(15)
Transfer to held-for-sale portfolio [b]	—	—	(55)	—	—
Transfers to OREO	(9)	(12)	—	(4)	—
Loans returned to accrual status	(13)	(9)	—	—	—

Balance at end of period	$254	$215	$223	$279	$295

(a)	Included in “accrued expenses and other liabilities” on the consolidated balance sheet.

(b)	On August 1, 2006, Key transferred approximately $55 million of home equity loans from nonperforming loans to nonperforming loans held for sale in connection with an expected sale of the Champion Mortgage finance business.

(c)	Primarily a real estate-related investment in Key’s Private Equity unit within the Real Estate Capital line of business.

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 1Q07 vs.
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06

Summary of operations
Total revenue (TE)	$800	$670	$679	$672	$650	19.4%	23.1%
Provision for loan losses	14	23	23	21	29	(39.1)	(51.7)
Noninterest expense	469	492	485	491	456	(4.7)	2.9
Net income	198	97	107	100	103	104.1	92.2
Average loans and leases	26,426	26,667	26,767	26,830	26,765	(.9)	(1.3)
Average deposits	46,581	47,383	46,976	46,675	45,830	(1.7)	1.6
Net loan charge-offs	19	24	23	22	28	(20.8)	(32.1)
Return on average allocated equity	32.66%	15.41%	16.93%	16.10%	16.67%	N/A	N/A
Average full-time equivalent employees	8,619	8,805	8,915	8,782	8,628	(2.1)	(.1)

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$707	$571	$578	$572	$554	23.8%	27.6%
Provision for loan losses	18	19	19	19	22	(5.3)	(18.2)
Noninterest expense	420	444	436	438	407	(5.4)	3.2
Net income	168	67	77	72	78	150.7	115.4
Average loans and leases	18,445	18,628	18,773	18,816	18,817	(1.0)	(2.0)
Average deposits	43,006	43,707	43,431	43,115	42,246	(1.6)	1.8
Net loan charge-offs	18	19	19	21	22	(5.3)	(18.2)
Return on average allocated equity	39.29%	15.03%	17.24%	16.49%	17.90%	N/A	N/A
Average full-time equivalent employees	8,296	8,484	8,595	8,454	8,318	(2.2)	(.3)

Commercial Banking
Total revenue (TE)	$93	$99	$101	$100	$96	(6.1)%	(3.1)%
Provision for loan losses	(4)	4	4	2	7	N/M	N/M
Noninterest expense	49	48	49	53	49	2.1	—
Net income	30	30	30	28	25	—	20.0
Average loans and leases	7,981	8,039	7,994	8,014	7,948	(.7)	.4
Average deposits	3,575	3,676	3,545	3,560	3,584	(2.7)	(.3)
Net loan charge-offs	1	5	4	1	6	(80.0)	(83.3)
Return on average allocated equity	16.78%	16.35%	16.19%	15.16%	13.72%	N/A	N/A
Average full-time equivalent employees	323	321	320	328	310	.6	4.2

KeyCorp Reports First Quarter 2007 Earnings
April 17, 2007

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 1Q07 vs.
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06

Summary of operations
Total revenue (TE)	$605	$678	$596	$596	$584	(10.8)%	3.6%
Provision for loan losses	30	30	12	2	10	—	200.0
Noninterest expense	314	330	306	313	300	(4.8)	4.7
Income from continuing operations	163	199	174	176	171	(18.1)	(4.7)
Net income	155	34	181	181	181	355.9	(14.4)
Average loans and leases [a]	38,869	38,498	37,898	37,730	37,046	1.0	4.9
Average loans held for sale [a]	3,917	4,521	4,553	3,821	3,683	(13.4)	6.4
Average deposits [a]	11,231	11,839	11,066	10,633	9,952	(5.1)	12.9
Net loan charge-offs [a]	25	30	20	12	11	(16.7)	127.3
Return on average allocated equity [a]	16.44%	19.87%	17.79%	18.46%	18.20%	N/A	N/A
Return on average allocated equity	15.63	3.20	17.40	17.85	18.07	N/A	N/A
Average full-time equivalent employees	4,219	4,313	4,326	4,231	4,231	(2.2)	(.3)

Supplementary information (lines of business)
Real Estate Capital
Total revenue (TE)	$167	$189	$170	$176	$156	(11.6)%	7.1%
Provision for loan losses	1	18	7	—	2	(94.4)	(50.0)
Noninterest expense	72	70	70	72	64	2.9	12.5
Net income	59	63	58	65	56	(6.3)	5.4
Average loans and leases	12,755	12,931	12,854	12,719	12,467	(1.4)	2.3
Average loans held for sale	1,145	1,125	1,022	692	577	1.8	98.4
Average deposits	4,297	4,096	3,598	3,467	3,214	4.9	33.7
Net loan charge-offs	1	8	—	2	2	(87.5)	(50.0)
Return on average allocated equity	19.28%	20.40%	19.05%	21.80%	19.33%	N/A	N/A
Average full-time equivalent employees	971	957	970	980	981	1.5	(1.0)

Equipment Finance
Total revenue (TE)	$134	$146	$137	$136	$124	(8.2)%	8.1%
Provision for loan losses	13	7	11	2	3	85.7	333.3
Noninterest expense	86	77	81	76	73	11.7	17.8
Net income	22	39	28	36	30	(43.6)	(26.7)
Average loans and leases	10,479	10,222	10,100	9,871	9,569	2.5	9.5
Average loans held for sale	4	33	6	34	8	(87.9)	(50.0)
Average deposits	13	15	19	14	15	(13.3)	(13.3)
Net loan charge-offs	13	14	11	3	3	(7.1)	333.3
Return on average allocated equity	10.09%	17.72%	12.78%	17.13%	14.57%	N/A	N/A
Average full-time equivalent employees	952	938	927	915	935	1.5	1.8

Institutional and Capital Markets
Total revenue (TE)	$183	$223	$191	$191	$209	(17.9)%	(12.4)%
Provision for loan losses	—	(5)	3	(3)	(5)	100.0	100.0
Noninterest expense	115	136	112	117	117	(15.4)	(1.7)
Net income	42	57	48	48	60	(26.3)	(30.0)
Average loans and leases	7,436	7,521	7,390	7,601	7,832	(1.1)	(5.1)
Average loans held for sale	140	387	454	139	112	(63.8)	25.0
Average deposits	6,491	7,285	6,933	6,676	6,249	(10.9)	3.9
Net loan charge-offs (recoveries)	1	(2)	3	—	(4)	N/M	N/M
Return on average allocated equity	14.36%	18.97%	16.73%	17.27%	21.48%	N/A	N/A
Average full-time equivalent employees	1,350	1,375	1,385	1,296	1,294	(1.8)	4.3

Consumer Finance
Total revenue (TE)	$121	$120	$98	$93	$95	.8%	27.4%
Provision for loan losses	16	10	(9)	3	10	60.0	60.0
Noninterest expense	41	47	43	48	46	(12.8)	(10.9)
Income from continuing operations	40	40	40	27	25	—	60.0
Net income (loss)	32	(125)	47	32	35	N/M	(8.6)
Average loans and leases [a]	8,199	7,824	7,554	7,539	7,178	4.8	14.2
Average loans held for sale [a]	2,628	2,976	3,071	2,956	2,986	(11.7)	(12.0)
Average deposits [a]	430	443	516	476	474	(2.9)	(9.3)
Net loan charge-offs [a]	10	10	6	7	10	—	—
Return on average allocated equity [a]	22.82%	23.20%	23.83%	16.14%	15.20%	N/A	N/A
Return on average allocated equity	18.25	(53.67)	20.45	14.04	15.43	N/A	N/A
Average full-time equivalent employees	946	1,043	1,044	1,040	1,021	(9.3)	(7.3)

(a) From continuing operations.

TE = Taxable Equivalent

N/A = Not Applicable

N/M = Not Meaningful